2,000,000 Shares


            MID-AMERICA APARTMENT COMMUNITIES, INC.

             COMMON STOCK, PAR VALUE $.01 PER SHARE






                     UNDERWRITING AGREEMENT





March 10, 1997

                                        March 10, 1997



Morgan Stanley & Co. Incorporated
J.C. Bradford & Co.
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

     MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 shares of the Common Stock, par value $.01 per share, of the Company (the "Firm Shares"), all of which shares are to be issued and sold by the Company.

     The Company also proposes to issue and sell to the several Underwriters not more than an additional 300,000 shares of its Common Stock, par value $.01 per share (the "Additional Shares") if and to the extent that you, as managers of the offering ("Managers"), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of the Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-3274) and Amendments No. 1, 2, 3 and 4 thereto, including a base prospectus dated May 14, 1996 (the "Base Prospectus"), relating to the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement." If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement must be declared effective before offering of the Shares may commence, the term "Registration Statement" as this Agreement means the registration statement as amended by such amendment. The term "Prospectus" as used in this Agreement means the Base Prospectus together with the prospectus supplement relating to the Shares dated the date hereof in the form first filed with the Commission on or after March 10, 1997, pursuant to Rule 424(b) under the Securities Act. The term "Preliminary Prospectus Supplement" as used in this Agreement means the Base Prospectus together with any prospectus supplement subject to completion included in the Registration Statement as filed with the Commission pursuant to Rule 424(b) under the Securities Act, and as such Preliminary Prospectus Supplement shall have been amended or supplemented from time to time prior to the date of the Prospectus. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder (the "Exchange Act") which upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus or any amendment or supplement thereto.

     Upon consummation of the transactions contemplated hereby and application of the net proceeds from the sale of the Firm Shares, the Company and MAC of Delaware, Inc., a wholly owned subsidiary of the Company ("MAC") will own an approximately
1.0% general partnership interest and an approximately 80.7% limited partnership interest in Mid-America Apartments, L.P., a Tennessee limited partnership (the "Partnership"). The Company, certain of its wholly owned subsidiaries and the Partnership currently owns 74 apartment communities (individually, a "Community" and collectively, the "Communities") containing 19,628 apartment units, located in 12 states. The Partnership has entered into definitive contracts (the "Acquisition Agreements") to acquire four additional apartment communities (the "Proposed Acquisitions") containing 1,142 apartment units, all as described in the Prospectus. Other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Registration Statement.

     1.   Representations and Warranties of the Company.  The
Company and the Partnership jointly and severally represent and warrant to and agree with each of the Underwriters that:

          (a)  The Registration Statement has become effective;
     no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act, set forth in the General Instructions to Form S-3. When any Preliminary Prospectus Supplement was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, and on the Closing Date (as defined in Section 4) (or the Option Closing Date (as defined in
     Section 4), as the case may be) it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and
     (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact, necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date (or the Option Closing Date, as the case may be), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph 1(b) do not apply to statements in the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed conform in all material respects with the requirements of the Exchange Act, no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature or conduct of its business or its ownership or leasing of property as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Partnership, taken as a whole. Except for the Subsidiaries (defined below), the Company does not own or control, directly or indirectly, or own any capital stock or other beneficial interest in, any corporation, association or other entity.

          (e)  Each subsidiary of the Company set forth on
     Schedule II hereto (each, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing under the laws of its jurisdiction of organization with all requisite authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the nature or conduct of its business or its ownership or leasing of property as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company is, and at the Closing Date will be, the sole general partner of the Partnership, and the Company and MAC collectively will own an 81.7% interest in the Partnership and will own the 2,000,000 Series A Cumulative Preferred Units of partnership interest in the Partnership ("Preferred Units"), representing all of the outstanding Preferred Units. Except as described above, the Company or the Partnership is the sole direct or indirect owner of all of the equity interests in each of the Subsidiaries (other than the Partnership), all of the equity interests of each Subsidiary have been duly and validly authorized and issued, and all of such equity interests are fully paid and non-assessable and are owned directly by the Company or the Partnership, free and clear of all liens, encumbrances, equities or claims.

          (f) The Company has full legal right, power and authority to enter into and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (g) The Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (h) The Amended and Restated Agreement of Limited Partnership of the Partnership, including any amendment thereto (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

          (i) No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Partnership of their respective obligations under this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the Shares except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (j) Except as disclosed in the Prospectus and the Registration Statement, neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby by the Company or the Partnership will contravene any of the terms and provisions of the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any of the Subsidiaries; or (with or without the giving of notice or the passage of time or both) constitute a default under any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which they, any of them, any of their respective properties or other assets is subject; or violate any applicable law statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

          (k) The issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights. No person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.The form of certificates evidencing the Shares complies with all applicable legal requirements.

          (l) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." Immediately after the Closing Date, 13,004,398 shares of Common Stock will be issued and outstanding, 2,000,000 shares of the Company's Series A Preferred Stock will be issued and outstanding and no shares of any other class of capital stock will be issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws).
     None of the issued shares of capital stock of the Company have been issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

          (m) Immediately after the Closing Date, all of the issued and outstanding units of partnership interest in the Partnership ("Common Units") and Preferred Units will be validly issued, fully paid and non-assessable. None of the Common Units or Preferred Units has been or will be issued or is owned or held in violation of any preemptive right. The Common Units and Preferred Units have been or will be offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws).


          (n) The financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein as of the dates indicated and the results of operations and cash flows for the respective entity or entities presented therein for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions " Prospectus Summary - Recent Developments", "Prospectus Summary - Summary Financial and Operating Data" and "Selected Financial and Operating Data" present fairly the information required to be shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus. The unaudited pro forma financial information (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the rules and regulations of the Commission thereunder and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. All necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the respective entity or entities presented therein the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

          (o) KPMG Peat Marwick LLP, who has examined and is reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are, and were during the periods covered by their Reports included or incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

          (p) Neither the Company nor any of its Subsidiaries has sustained, since December 31, 1995, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been
     (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company and its Subsidiaries, taken as a whole, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its Subsidiaries, which is material to the business or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company or with respect to the partnership interests of the Partnership, or (v) any transaction that is material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

          (q) The Company or its Subsidiaries will have, at the Closing Date, good and marketable title in fee simple to all real property and the improvements located thereon owned by them, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as do not have a material adverse effect on the business or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries owns or leases any real property, except as described in the Prospectus. No person has an option or right of first refusal to purchase all or part of any Community or any interest therein. Each of the Communities complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Communities), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to a Community, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and the Partnership, any of the current owners of the Proposed Acquisitions is in default under any of the leases governing the apartment units at any of the Communities or the Proposed Acquisitions and the Company knows of no event, but for the passage of time or the giving of notice, or both, which would constitute a default under any of such leases, except such default that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

          The Company or a Subsidiary has obtained an owner's title insurance policy from a title insurance company to issue such a policy on each of the Communities and will obtain such a policy with respect to the Proposed Acquisitions with coverage in an amount at least equal to the cost of acquisition of such property, including the principal amount of any indebtedness assumed with respect to the property.

          (r) Neither the Company nor any of its Subsidiaries is in violation of its respective charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and except as disclosed in the Prospectus, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject. Neither the Company nor any of its Subsidiaries, nor with respect to the Proposed Acquisitions to the Company's knowledge, the current owners thereof, is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future reasonably be expected to have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries, taken as a whole.

          (s) Except as described in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation against any of the Communities, the Company, any of the Subsidiaries, any of their respective officers, directors or partners, or the current owners of the Proposed Acquisitions, or to which the properties, assets or rights of such entities (limited with respect to the current owners of the Proposed Acquisitions to the Proposed Acquisitions and the related assets and rights) are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could reasonably be expected to result in any material adverse change in the business, prospects, properties, assets, results of operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or any Proposed Acquisition (limited with respect to the current owners of the Proposed Acquisitions to the Proposed Acquisitions) or which could adversely affect the consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing representations are limited to the knowledge of the Company and the Partnership to the extent they relate to the current owners of the Proposed Acquisitions.

          (t) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described. To the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles.

          (u) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, trustees, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

          (v) Each of the Company and its Subsidiaries owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and neither the Company nor the Partnership has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (w) Neither the Company nor any of its Subsidiaries is required to own or possess any license or other rights to use any patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") to entitle any of them to conduct their respective businesses as such businesses are now, and as they are proposed to be, conducted or operated as described in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of infringement upon or of conflict with (and the Company and the Partnership know of no such infringement upon or of conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

          (x) To the Company's and the Partnership's knowledge, the system of internal accounting controls of the Company and its Subsidiaries, taken as a whole, is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the Company's and the Partnership's knowledge, neither the Company nor any of its Subsidiaries, nor any employee or agent thereof, has made any payment of funds of the Company or any of its Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company or any of its Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (y) Each of the Company and its Subsidiaries (to the extent not consolidated with the Company) has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does the Company or the Partnership know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition, financial or otherwise, of the Company and the Subsidiaries, considered as one enterprise. All tax liabilities are adequately provided for on the respective books of such entities.

          (z) Each of the Company and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and assets and, to the best of the Company's and the Partnership's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks, including liability for personal injury, customarily insured against, all of which insurance is in full force and effect.

          (aa) To the best of the Company's and the Partnership's knowledge, no general labor problem exists or is imminent with the employees of the Company or any of its Subsidiaries.

          (bb) Each of the Company and its Subsidiaries, and each of their officers, directors and controlling persons, has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 under Regulation M promulgated under the Exchange Act, or designed to, or that might reasonably be expected to, cause or result in or that has constituted or that reasonably might be expected to constitute the stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Shares.

          (cc) The Company has complied with all provisions of
     Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (dd) Except as otherwise disclosed in the Prospectus, neither the Company, any of the Subsidiaries nor, to the best of their knowledge, any former owner of any Community or any current or former owner of the Proposed Acquisitions has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any Community, the Proposed Acquisitions or any real property currently leased or owned or by any means controlled by the Company or any of its Subsidiaries (the "Real Property") except in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property and the Company's and its Subsidiaries' and the current and former owners of the Proposed Acquisitions' operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company, its Subsidiaries and the current owners of the Proposed Acquisitions have, and are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company, its Subsidiaries nor the current owners of the Proposed Acquisitions or, any former owner of any of the Real Property has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries; or, with respect to the Proposed Acquisitions, the current owners thereof, alleges that the Company, any of its Subsidiaries or, with respect to the Proposed Acquisitions, the current owners thereof, is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company, any of its Subsidiaries or any of the current owners of the Proposed Acquisitions is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures) required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties.

          (ee) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          (ff) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Subsidiaries of the Company that are partnerships will be treated as partnerships for federal income purposes and not as corporations or associations taxable as corporations.

          (gg) None of the entities which prepared appraisals of the Real Property, nor the entities which prepared Phase I environmental assessment reports with respect to the Real Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, officer, director or employee.

          (hh) The Shares have been approved for listing, upon official notice of issuance, on the New York Stock Exchange
     (the "NYSE").

          (ii) Neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $27.24 a share (the "Purchase Price") the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to a total of 300,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) shares of Common Stock issuable under the Company's employee stock ownership plan, stock purchase plan, or dividend reinvestment and stock purchase plan, (D) shares issuable upon redemption of Common Units outstanding at the date hereof, or
(E) Common Units issued in connection with any property acquisition.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been executed and delivered as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $28.75 a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $.89 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $.10 a share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on March 14, 1997, or at such other time on the same or such other date, not later than March 21, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than April 23, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following further conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i)  there shall not have occurred any
          downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any
          change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                    (iii)     there shall not have occurred any
          event or development relating to or involving the Company or any Subsidiary or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as Managers of the offering, materially adversely affect the market for the Shares.

          (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (b)(i) and (b)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (d)  All filings with the Commission required by Rule
     424 under the Securities Act shall have been made within the applicable time prior prescribed for such filing by such Rule.

          (e) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

          (f) The Underwriters shall have received on the Closing Date an opinion of Baker, Donelson, Bearman &
     Caldwell, outside counsel for the Company, dated the Closing
     Date, to the effect that:

                    (i)  The Company has been duly incorporated
          and is validly existing as a corporation in good standing under the laws of the State of Tennessee with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company has been duly qualified or registered to do business and is in good standing as a foreign corporation in the states of Arkansas, Florida, Georgia, Kentucky, Mississippi, Missouri, North Carolina, Ohio, South Carolina and Virginia. There are no other jurisdictions in which the ownership or leasing of the Company's properties or the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. To such counsel's knowledge, except for the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

                    (ii) The Partnership has been duly organized and is validly existing as a limited partnership under the Tennessee Revised Uniform Limited Partnership Act, as amended, with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in the states of Arkansas, Florida, Georgia, Kentucky, Mississippi, Missouri, North Carolina, Ohio, South Carolina and Virginia. There are no other jurisdictions in which the ownership or leasing of the Partnership's properties or the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company is the sole general partner of the Partnership, and at the Closing Date, will be the sole general partner of the Partnership and, together with MAC, will own an approximately 81.7% interest in the Partnership and will own all of the outstanding Preferred Units.

                    (iii)     Each Subsidiary of the Company
          (other than the Partnership) has been duly organized and is validly existing under the laws of its jurisdiction of organization with all requisite power and authority to conduct its business as now conducted and as proposed to be conducted in the Registration Statement and the Prospectus and is in good standing as a foreign entity in each jurisdiction in which the ownership of its properties or the nature or conduct of its business as now conducted or proposed to be conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and the Subsidiaries taken as a whole. All of the equity interests in each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. The Company is the sole direct or indirect owner of all of the equity interests in the Subsidiaries (other than the Partnership) and such interests are owned by the Company or one of its Subsidiaries free and clear of all liens, encumbrances, equities or claims.

                    (iv) The Company has full legal right, power and authority to enter into, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company.

                    (v)  The Partnership has full legal right,
          power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership.

                    (vi)  No consent, approval, authorization,
          order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Partnership of their respective obligations under this Agreement, and the consummation of the transactions contemplated hereby including the valid authorization, issuance, sale and delivery of the Shares, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters, as to which such counsel need express no opinion.

                    (vii)  Neither the issuance, sale and
          delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company and the Partnership will contravene any of the terms and provisions of the charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any Subsidiary; or, to such counsel's knowledge, and except as disclosed in the Prospectus, constitute a default under any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which either of them, any of their respective properties or other assets or any Community is subject; or, to such counsel's knowledge, violate any applicable law, statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

                    (viii)  The authorized capital stock of the
          Company conforms as to legal matters to the description thereof contained in the Prospectus and meets the requirements of Item 9 of Form S-3 under the Securities Act.

                    (ix)  The issuance and sale of the Shares to
          the Underwriters hereunder have been duly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and nonassessable. No preemptive or similar rights exist with respect to any of the Shares. To such counsel's knowledge, no person or entity holds a right to participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. To such counsel's knowledge, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company except pursuant to the Company's Employee Stock Purchase Plan and its 1994 Restricted Stock and Stock Option Plan and Dividend Reinvestment and Stock Purchase Plan and except for the issuance of Common Stock upon redemption of Common Units. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The form of certificate evidencing the Shares complies with all applicable legal requirements.

                    (x) All of the issued and outstanding Common Units and Preferred Units have been duly and validly authorized by the Partnership. None of the outstanding Common Units or Preferred Units has been issued or is owned or held in violation of any preemptive rights. The Common Units to be issued to the Company at the Closing Date have been duly and validly authorized by the Partnership and will be issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). When issued and delivered against payment therefor as provided in the Partnership Agreement, such Common Units will be duly and validly issued, fully paid and non-assessable. The outstanding Common Units and Preferred Units have been issued, offered and sold at or prior to the Closing Date in compliance with all applicable laws (including, without limitation, federal and state securities laws). Immediately after the Closing Date, 2,000,000 Preferred Units will be issued and outstanding and the Company will own a 81.7% interest in the Partnership.

                    (xi)  To the knowledge of such counsel,
          neither the Company nor any of its Subsidiaries is in violation of its respective charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and to the knowledge of such counsel, no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel. To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries, taken as a whole.

                    (xii) To the knowledge of such counsel after due inquiry, there is not pending or threatened any legal or governmental action, suit, proceeding, inquiry or investigation against the Company or any of its Subsidiaries or any of their respective partners, officers or directors or to which the properties, assets or rights of any such entity are subject, which, if determined adversely to any such entity, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and it Subsidiaries, taken as a whole, or which is required to be disclosed in the Registration Statement and Prospectus.

                    (xiii)  The descriptions in the Registration
          Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To such counsel's knowledge, all agreements between the Company or any of its Subsidiaries, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                    (xiv)  After due inquiry, such counsel does
          not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                    (xv)  The Shares have been approved for
          listing on the NYSE upon official notice of issuance.

                    (xvi) The Company is organized in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Each of the Subsidiaries that is organized as a partnership will be treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

                    (xvii) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion (i) the Registration Statement, all Preliminary Prospectus Supplements, the Prospectus and any amendment or supplement thereto, at the time they became effective or were filed, complied as to form in all material respects with the Securities Act and the rules and regulations thereunder and (ii) the documents incorporated by reference in the Registration Statement, all Preliminary Prospectus Supplements, the Prospectus and any amendment or supplement thereto, at the time they became effective or were filed, complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                    (xviii) Neither the Company nor any of the Subsidiaries is, or solely as a result of the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the 1940 Act.

                    (xix)     The statements in the Prospectus
          under the captions "Risk Factors", "Description of the Capital Stock of the Company" and "Underwriters" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein. The information in the Prospectus under the caption "Federal Income Tax Considerations" to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct in all material respects and the discussion thereunder does not omit any material provisions with respect to the matters covered and presents fairly the information required to be disclosed therein under the Securities Act and the Securities Act Regulations.

                    (xx) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and operating data included therein, as to which counsel need make no statement), the Registration Statement or any documents incorporated by reference therein at the time such Registration Statement became effective, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading, and (C) has no reason to believe that (except for financial statements and schedules and other financial and operating data included therein, as to which counsel need not express any belief), the Prospectus or any amendment or supplement thereto made prior to the Closing Date, as of its date, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (g) The Underwriters shall have received on the Closing Date an opinion of Hunton & Williams, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (vii), (ix) (but only as to the first three sentences thereof), (xix) (but only as to the statements in the Prospectus under "Description of the Capital Stock of the Company" and "Underwriters"), and
     (xx) of paragraph (f) above.

          With respect to subparagraph (xxi) of paragraph (f) above, Baker, Donelson, Bearman & Caldwell and Hunton & Williams may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinion of Baker, Donelson, Bearman & Caldwell described in paragraph (f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type normally found in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut off" date not earlier than the date hereof.

          (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers of the Company identified by you relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     6. Covenants of the Company and the Partnership. In further consideration of the agreements of the Underwriters herein contained, the Company and the Partnership covenant with each Underwriter as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective.

          (b) To advise you promptly and, if requested by you, confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Preliminary Prospectus Supplement or the Prospectus or for additional information;
     (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) To furnish to you, without charge, (i) five signed or conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request, and (ii) such number of copies of the Incorporated Documents, including exhibits, as you may reasonably request.

          (d) Before amending or supplementing the Registration Statement or the Prospectus, or, prior to the end of the period of time referred to in the first sentence in subsection (e) below, prior to filing any document which upon filing becomes an Incorporated Document, to furnish to you a copy of each such proposed amendment or supplement or document and not to file any such proposed amendment or supplement or document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (e) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (f) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (g) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (h) The Company and the Partnership will use the net proceeds received from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (i) The Company and its Subsidiaries have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

          (k) The Company will use its best efforts to maintain the listing of the Shares on the NYSE.

          (l) The Company will use its best efforts (i) to meet the requirements to qualify as a real estate investment trust under the Code and (ii) to cause each of its Subsidiaries that is organized as a partnership to be treated as a partnership for federal income tax purposes.

          (m) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

          (n) The Company and its Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act.

     7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the filing of any state notice required in connection with the offer and sale of the Shares in any state as provided herein, including reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     8. Indemnity and Contribution. (a) The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus Supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or the Partnership in writing by such Underwriter through you expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus Supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph
(a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Partnership, on the one hand, and the Underwriters, on the other, agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Partnership, the Company, its officers or directors or any person controlling the Company or the Partnership and (iii) acceptance of and payment for any of the Shares.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State or Tennessee authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              MID-AMERICA APARTMENT COMMUNITIES, INC.

                              By:  /s/ George Cates
                                 --------------------------
                              Name:   George Cates
                              Title:     Chairman and CEO



                              MID-AMERICA APARTMENTS, L.P.

                              By: MID-AMERICA APARTMENT COMMUNITIES, INC., Its General Partner


                                   By:   /s/ George Cates
                                       ---------------------------
                                   Name:  George Cates
                                   Title:  Chairman and CEO

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
J.C. Bradford & Co.
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.

Acting severally on behalf
 of themselves and the
 several Underwriters named
 herein.

     By Morgan Stanley & Co.
          Incorporated

     By:    /s/ Robert N. Weaver
        ------------------------------
     Name:  Robert N. Weaver
     Title:  Vice President

                           SCHEDULE I



                                                Number of
                                                Firm Shares
          Underwriter                           To Be Purchased
          ------------------------------------  ---------------

          Morgan Stanley & Co., Incorporated    380,000
          J.C. Bradford & Co.                   380,000
          Morgan Keegan & Company, Inc.         380,000
          Raymond James & Associates, Inc.      380,000
          Alex. Brown & Sons Incorporated        60,000
          Dean Witter Reynolds, Inc.             60,000
          EVEREN Securities, Inc.                40,000
          Interstate/Johnson Lane Corporation    40,000
          Legg Mason Wood Walker, Incorporated   40,000
          McDonald & Company Securities, Inc.    40,000
          Montgomery Securities                  60,000
          PaineWebber Incorporated               60,000
          The Robinson-Humphrey Company, Inc.    40,000
          Scott & Stringfellow, Inc.             40,000
                                              ---------


                         Total .........      2,000,000

                          SCHEDULE II


                  Subsidiaries of the Company


Mid-America Apartments, LP

MAC of Delaware, Inc.

MAAC, Inc.

Mid-America Apartment Communities of Texas, L.P.

America First Austin REIT, Inc.

America First Florida REIT, Inc.

America First Tennessee REIT, Inc.

America First Texas REIT, Inc.

America First Arizona REIT, Inc.

Madison, LP

Jackson, LP

River Hills Partnership

Pine Trails JV, LP

Fairways - Columbia LP

MAAC, Tanglewood LP

Woodridge JV, LP

Woods of Post House, LP

                                                  EXHIBIT A


                    [Form of Lock-up Letter]


                                           ________________, 1997


Morgan Stanley & Co. Incorporated
J.C. Bradford & Co.
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley"), as Representative of the several Underwriters, proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Mid-America Apartment Communities, Inc., a Tennessee corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 2,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 120 days after the date of the final prospectus supplement relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") or Common Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Series A Preferred Stock or Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series A Preferred Stock or Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 120 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Series A Preferred Stock or Common Stock or any security convertible into or exercisable or exchangeable for Series A Preferred Stock or Common Stock.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters.


                                        Very truly yours,


                                        (Name)


                                        (Address)